UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2018 (August 8, 2018)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices)

(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert J. Morse Employment Agreement

On August 8, 2018, Caesars Enterprise Services, LLC (“CES”), a subsidiary of Caesars Entertainment Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert J. Morse, President of Hospitality, which supersedes Mr. Morse’s existing employment agreement dated April 14, 2014, as amended on March 8, 2017.

The Employment Agreement provides that Mr. Morse’s base salary be increased to $950,000. In addition, he will participate in the Company’s annual incentive bonus program with a target of 100% of his base salary, and he will be eligible to participate in Company’s long-term incentive program with a target of 200% of his base salary. In the event that Mr. Morse’s employment is terminated (i) by CES without Cause (as defined in the Employment Agreement), (ii) by Mr. Morse for Good Reason (as defined in the Employment Agreement), (iii) upon expiration of the term of employment due to CES’s issuance of a Notice of Non-Renewal (as defined in the Employment Agreement), or (iv) during the term of employment by CES for Disability (as defined in the Employment Agreement), then Mr. Morse will be entitled to, among other things and subject to Mr. Morse signing a separation agreement and release, a severance payment equal to the monthly rate of his base salary for 18 months. In addition, if Mr. Morse’s employment is terminated before October 6, 2019 (i) by CES without Cause, (ii) by Mr. Morse for Good Reason, (iii) by reason of death, or (iv) by CES for Disability, then he will be entitled to the immediate vesting of all of his outstanding awards under long-term incentive plans. If Mr. Morse remains continuously and actively employed with CES through October 6, 2019 and Mr. Morse terminates employment with CES for any reason other than by CES for Cause, then all of his outstanding awards under long-term incentive plans will continue to vest in accordance with their terms. The Employment Agreement also provides that Mr. Morse will be subject to an 18-month non-compete period following a termination of employment for any reason.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Eric Hession Salary Increase

On August 8, 2018, the Compensation and Management Development Committee of the Board of Directors of the Company approved a salary increase from $735,438 to $815,000 for Eric Hession, Executive Vice President and Chief Financial Officer, to be effective October 1, 2018. In addition, effective October 1, 2018, Mr. Hession’s annual cash bonus target will increase from 75% to 100% of base salary, and his annual equity bonus target will increase from 150% to 200% of base salary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated August 8, 2018, between Caesars Enterprise Services, LLC and Robert J. Morse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: August 13, 2018	By:	/s/ RENEE E. BECKER
	Name:	Renee E. Becker
	Title:	Vice President and Chief Counsel – Corporate & Securities, Assistant Secretary